UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        October 29, 2004
                                                --------------------------------




                         THE BLACK & DECKER CORPORATION
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             (Exact name of registrant as specified in its charter)

          Maryland                      1-1553                  52-0248090
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
 of incorporation)                                         Identification No.)

701 East Joppa Road, Towson, Maryland                         21286
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code         410-716-3900
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 29, 2004, The Black & Decker Corporation (the "Corporation") and its subsidiary Black & Decker Holdings Inc. ("Holdings") entered into a $1.0 billion five-year senior unsecured revolving credit agreement (the "Credit Facility") with Citibank, N.A. as administrative agent, JPMorgan Chase Bank as syndication agent, Bank of America, N.A., BNP Paribas and Commerzbank AG as co-documentation agents. The syndicate of lenders that are also parties to the Credit Facility include The Bank of New York, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi Trust Company, Barclays Bank PLC, Credit Suisse First Boston, Fifth Third Bank, HSBC Bank USA, ING Capital LLC, Mizuho Corporate Bank, Ltd., PNC Bank, Sanpaolo IMI SpA, Skandinaviska Enskilda Banken AB, Societe Generale, SunTrust Bank and UFJ Bank, Limited. Currently, there are no borrowings outstanding under the Credit Facility. The Corporation has terminated its former $1.0 billion five-year credit facility, which was scheduled to mature on April 5, 2006.

The maximum amount of borrowings that may be outstanding at any time under the Credit Facility is $1.0 billion. The Credit Facility includes a provision pursuant to which the Corporation may, not more than twice in any calendar year, request that the lenders increase the maximum amount of permitted borrowings. Only consenting lenders would participate in an increase. In no event will the amount of borrowings available under the Credit Facility exceed $1.5 billion.

At the Corporation's election, any borrowing under the Credit Facility will bear interest either at the London interbank offered rate (LIBOR) plus an applicable margin or at the base rate. The base rate is equal to the higher of Citibank's announced base rate or .50% above the federal funds rate. The Credit Facility provides that the interest rate margin over LIBOR, initially set at .375%, will increase (by a maximum amount of .625%) or decrease (by a maximum amount of ..115%) based on changes in the ratings of the Corporation's long-term senior unsecured debt.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Credit Facility, the Corporation is required to pay an annual facility fee, initially equal to .125% of the amount of the lenders' aggregate commitments under the Credit Facility, whether used or unused. The Corporation is also required to pay a utilization fee, initially equal to .125% per annum, applied to the outstanding balance when borrowings under the Credit Facility exceed 50% of the lenders' aggregate commitments. The Credit Facility provides that both the facility fee and the utilization fee will increase or decrease based on changes in the ratings of the Corporation's long-term senior unsecured debt.

The Credit Facility includes usual and customary covenants for transactions of this type, including covenants limiting liens on assets of the Corporation and its subsidiaries, sale-leaseback transactions and certain asset sales, mergers or changes to the businesses engaged in

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                                      -3-

by the Corporation and certain of its subsidiaries. The Credit Facility requires that the Corporation and its subsidiaries on a consolidated basis maintain a ratio of EBIDTA to net interest expense, as described and specified in the Credit Facility, and a ratio of net debt to EBITDA, as described and specified in the Credit Facility. Both ratios will be measured at the end of each fiscal quarter for the 12-month period then ending.

Events of default in the Credit Facility include payment defaults under the Credit Facility, failure to perform or observe terms, covenants or agreements included in the Credit Facility, default by the Corporation or its subsidiaries under other indebtedness with a principal amount in excess of $50 million, the occurrence of one or more judgments or orders for the payment by the Corporation or its subsidiaries of money in excess of $50 million that remain unsatisfied, incurrence by the Corporation or certain of its affiliates of ERISA liability in excess of $50 million, failure of the Corporation or a significant subsidiary to pay its debts as they come due, bankruptcy of the Corporation or a significant subsidiary, or a change of control (as defined in the Credit Facility) of the Corporation. If an event of default occurs the lenders may terminate their commitments and declare all outstanding borrowings to be immediately due and payable.

The Corporation has or may have had customary banking relationships with the other parties to the Credit Facility based on the provision of a variety of financial services, none of which are material individually or in the aggregate with respect to any individual party.

A copy of the Credit Facility is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Credit Facility.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 4 Credit Agreement, dated as of October 29, 2004, between The Black & Decker Corporation and Citibank, N.A. as administrative agent, JPMorgan Chase Bank as syndication agent, Bank of America, N.A., BNP Paribas and Commerzbank AG as co-documentation agents, and a syndicate of lenders identified therein.*

* Certain schedules and attachments have been omitted. The Corporation agrees to provide a copy of these schedules and attachments to the Securities and Exchange Commission upon request.

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                                      -4-

                         THE BLACK & DECKER CORPORATION

                               S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE BLACK & DECKER CORPORATION


                                           By: /s/ CHRISTINA M. MCMULLEN
                                               ---------------------------------
                                                   Christina M. McMullen
                                                   Vice President and Controller



Date: November 4, 2004

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